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Exhibit 10.7

EXECUTED ORIGINAL

48.	Exhibits and Riders	27
49.	Signs and Auctions	27
50.	Modification for Lender	27
51.	Accord and Satisfaction	27
52.	Financial Statements	28
53.	Landlord's Signs	28
54.	Quiet Enjoyment	28
55.	Tenant as Corporation	28
56.	Non-Discrimination	28
57.	Riders	28

STANDARD FORM OFFICE LEASE

        This LEASE is made as of the 20th day of July, 1984, by and between Landlord and Tenant.

WITNESSETH:

        1.    Terms and Definitions.    For the purposes of this Lease, the following terms shall have the following definitions and meanings:

(a)
Landlord: BRAMALEA LIMITED, an Ontario, Canada corporation.

(b)
Landlord's address: 3151 Airway Avenue, Suite G-1 Costa Mesa, California 92626.

(c)
Tenant: Alliance Bank.

(d)
Building Address: 100 Corporate Pointe, Culver City, California 90230.

(e)
Suite Number: 110.

(f)
Floor(s) upon which the Premises are located: First.

(g)
Premises: Those certain premises defined in Paragraph 2(a) hereinbelow.

(h)
Site: The parcel or parcels of real property defined in Paragraph 2(a) below.

(i)
Approximate Rentable Square Feet within Premises: 11,638.

(j)
Term: 15 Lease Years and -0- Months.

(k)
Building Standard Work: All the work to be done at Landlord's expense in the Premises pursuant to the provisions of the Work Letter Agreement described in Paragraph 2 below.

(l)
Building Nonstandard Work: All the work done in the Premises by Landlord pursuant to the provisions of the Work Letter Agreement other than the Building Standard Work.

(m)
Leasehold Improvements: The aggregate of the Building Standard Work and the Building Nonstandard Work.

(n)
Estimated Commencement Date: March 1, 1985.

(o)
Commencement Date: The earlier of the following two dates:

(i)
Thirty (30) days after Landlord shall have given Tenant written notice of the date upon which all of the improvements required to be constructed by Landlord pursuant to the Work Letter Agreement (except for (a) the placing of the door on the vault, which is to be constructed for use by Tenant, and (b) completion of the cabinet work), have been substantially completed as determined by Landlord's architect or space planner (except that if completion of such improvements is delayed by Tenant as provided in the Work Letter Agreement, then the Commencement Date as would otherwise be established shall be accelerated by the number of days of said delay) or

(ii)
The date upon which the Tenant opens for business.

(p)
Annual Basic Rent: $349,395.00 per year payable monthly at $29,116.25 per month for the first five years of the lease term and $286,294.80 per year payable monthly at $23,857.90 per month for the remaining lease term, subject to adjustment as provided in the Rider.

(q)
Landlord's Contribution to Operating Expenses: The greater of $5.00 per square foot, for a total of $58,190 annually; or the operating cost per square foot upon actual or imputed occupancy of ninety percent (90%) of the building.

(r)
Tenant's Percentage of Total Rentable Area: 10.6%.

(s)
Security Deposit: $58,190.

(t)
Permitted Use: Operation of a Commercial bank and/or for general office purposes and purposes incident thereto.

(u)
Amount of Required Liability Insurance: $2,000,000.

(v)
Brokers: Westside Realty and the Klabin Company.

(w)
Construction Area: 10,513 square feet.

(x)
Number of Parking Spaces and Monthly Parking Rental: 32 parking spaces at $35.00 per care per month and 10 parking spaces at no additional rental.

        2.    Premises and Common Areas Leased.

        (a)  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, the Premises contained within the suite designated in Paragraph 1, outlined on the Floor Plan attached hereto and marked Exhibit "A" and incorporated herein by this reference, in the building located at the address designated in Paragraph 1(d) above (the "Building"), located on the parcel or parcels of real property (the "Site") outlined on the Site Plan attached hereto as Exhibit "B" and incorporated herein by this reference, and improved or to be improved by Landlord with the Leasehold Improvements described in the Work Letter Agreement, a copy of which is attached hereto and marked Exhibit "C" and incorporated herein by this reference, said Premises being agreed, for the purposes of this Lease, to have an area approximately the number of rentable square feet as defined in Exhibit "C-1" attached hereto and designated in Paragraph 1(i) and being situated on the floor(s) designated in Paragraph 1(f) above. By taking possession of the Premises, Tenant accepts the Leasehold Improvements as completed or substantially completed, and in the latter case, Landlord shall provided Tenant with a list of incomplete and/or corrective items—which list shall be approved and acknowledged by Tenant and which items Landlord shall complete and/or correct promptly thereafter and subject also to items listed on a similar list to be prepared by Tenant and delivered to Landlord within thirty (30) days after Landlord's delivery of possession of the Premises to Tenant, which items Landlord shall complete and/or correct promptly thereafter, and to any latent defects.

        The parties hereto agree that said letting and hiring is upon and subject to the terms, covenants and conditions herein set forth and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.

        (b)  Tenant shall have the nonexclusive right to use in common with other tenants in the Building and other buildings located in any planned development of which the Site is a part, and subject to the Rules and Regulations referred to in Paragraph 30 below, the following areas ("Common Areas") appurtenant to the Premises:

            (i)  The common entrances, lobbies, restrooms, elevators, stairways and accessways, loading docks, ramps, drives and platforms and any passageways and serviceways thereto, and the common pipes, conduits, wires and appurtenant equipment serving the Premises.

          (ii)  Parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas appurtenant to the building.

        (c)  Landlord reserves the right from time to time without unreasonable interference with Tenant's use:

            (i)  To install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises which are located in the Premises or located elsewhere outside the Premises, and to expand the Building;

          (ii)  To make any changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways. In connection therewith, Landlord shall use its best efforts not to interfere unreasonably with Tenant's business;

          (iii)  To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

          (iv)  To designate other land outside the boundaries of the Building to be a part of the Common Areas;

          (v)  To add additional buildings and improvements to the Common Areas;

          (vi)  To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building, or any portion thereof;

        (vii)  To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Building as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

        3.    Term.    The term of this Lease shall be for the period designated in Paragraph 1 commencing on the Commencement Date, and ending on the expiration of such period, unless the term hereby demised shall be sooner terminated as hereinafter provided. The Commencement Date and the date upon which the term of this Lease shall end shall be determined in accordance with the provisions of Paragraph 1 and said dates will be specified in Landlord's Notice of Lease Term Dates ("Notice"), in the form of Exhibit "E" which is attached hereto and is incorporated herein by this reference, and shall be served upon Tenant as provided in Paragraph 9, after Landlord delivers or tenders possession of the Premises to Tenant.

        4.    Possession.    Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises to Tenant on the date above specified for the commencement of the term of this Lease, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, nor shall the expiration date of the above term be in any way extended, but in such event Tenant shall not be liable for any rent until such time as Landlord tenders delivery of possession of the Premises to Tenant with Landlord's work therein, if any, substantially completed. Notwithstanding the foregoing, if Landlord has not delivered the Premises to Tenant on or before June 30, 1985, except where delays are occasioned by Tenant, Tenant may terminate this Lease by providing written notice of such intention to terminate at any time after June 30, 1985, but prior to Landlord's delivery of the Premises.

        5.    Annual Basic Rent.

        (a)  Tenant agrees to pay Landlord as Annual Basic Rent for the Premises the Annual Basic Rent designated in Paragraph 1 (subject to adjustment as hereinafter provided) in twelve (12) equal monthly installments, each in advance on the first day of each and every calendar month during said term, except that the first month's rent shall be paid upon the execution hereof. In the event the term of this

Lease commences or ends on a day other than the first day of a calendar month, then the rental for such periods shall be prorated in the proportion that the number of days this Lease is in effect during such periods bears to thirty (30), and such rental shall be paid at the commencement of such periods. In addition to said Annual Basic Rent, Tenant agrees to pay the amount of the rental adjustments as and when hereinafter provided in this Lease. Said Annual Basic Rent, additional rent and rental adjustments shall be paid to Landlord, without any prior demand therefor and, except as otherwise specifically provided for hereunder, without any deduction or offset whatever, in lawful money of the United States of America, which shall be legal tender at the time of payment, at the address of Landlord designated in Paragraph 1 or to such other person or at such other place as Landlord may from time to time designate in writing. Further, all charges to be paid by Tenant hereunder, including, without limitation, payments for real property taxes, insurance, repairs and parking shall be considered additional rent for the purposes of this Lease, and the word 'rent' in this Lease shall include such additional rent unless the context specifically or clearly implies that only the Annual Basic Rent is referenced.

        (b)  (SEE RIDER)

        (c)  Should rent control or other governmental limitations on rental be imposed so that Landlord cannot legally collect from Tenant the full rental and other charges to be paid by Tenant as provided in this Lease ("Required Rent"), the portion thereof not collected shall be deferred and paid to Landlord, without interest or penalty thereon if payment is timely hereunder, (i) at such time or times as the Required Rent is less than the maximum that may be legally collected from Tenant, Tenant shall pay to Landlord the deferred portion of the Required Rent up to the maximum legally collected by Landlord; and (ii) at such time as such controls or limitations are removed, the total deferred portion of the Required Rent shall be immediately paid by Tenant to Landlord.

        6.    Rental Adjustment.

        (a)  For the purposes of this subparagraph 6(a), the following terms are defined as follows:

        Tenant's Percentage: The percentage set forth in Paragraph 1(r) above.

        Landlord's Contribution to Operating Expense: The amount of the estimated annual Operating Expenses multiplied by Tenant's Percentage which Landlord has included in Annual Basic Rent and which amount is set forth in Paragraph 1(q) above.

        Operating Expenses: All direct costs of operation and maintenance of the Building Common Areas and the Site ("Operating Expenses") as determined by standard accounting practices, calculated assuming the Building is at least ninety percent (90%) occupied, including the following costs by way of illustration, but not limitation: real property taxes and assessments and any taxes or assessments hereafter imposed in lieu thereof; rent taxes, gross receipt taxes (whether assessed against Landlord or assessed against Tenant and collected by Landlord, or both); water and sewer charges; the net cost and expenses of insurance for which Landlord is responsible hereunder or which Landlord or any first mortgagee with a lien affecting the Premises reasonably deems necessary in connection with the operation of the Building; utilities; janitorial services; security; labor; parking charges, utilities surcharges or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Building or the Premises or the parking facilities serving the Building or the Premises; costs incurred in the management of the Building, if any (including supplies, wages and salaries of employees used in the management, operation and maintenance of the Building but not above the level of Building Manager, and payroll taxes and similar governmental charges with respect thereto, a management fee to an independent management company or, if none, to Landlord not in excess of prevailing rates; and an administrative fee, such administrative fee not to exceed five percent (5%) of the annual Operating Expenses excluding therefrom such fee); air conditioning; waste disposal; heating; ventilating; elevator maintenance; supplies; materials; equipment; tools; repair and maintenance of the structural portions of the Building, including the plumbing, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord; and maintenance, costs and upkeep of all parking and common areas, depreciation and rental of personal property used in maintenance (provided that Tenant shall not be charged for rent and depreciation on the same item); depreciation and rental of all replacements of and additions to heating, ventilating, air conditioning and energy management equipment and systems; costs and expenses of gardening and landscaping; maintenance of signs (other than Tenant's signs); personal property taxes levied on or attributable to personal property used in connection with the entire Premises, including the Common Areas; reasonable audit or verification fees; and costs and expenses of repairs, resurfacing, repairing, maintenance, painting, lighting, cleaning, refuse removal, security and similar items, including appropriate reserves. Operating Expenses shall not include depreciation on the Building or equipment therein except as hereinabove provided, Landlord's executive salaries or real estate brokers' commissions; cost of services provided to other tenants in the Building above those Landlord is required to provide to Tenant hereunder; costs reimbursed by insurance proceeds, condemnation awards (less all costs of obtaining said sums including court costs and attorneys' fees which shall be an Operating Expenses); costs charged directly to Tenants in the Building; capital expenditures (unless such capital expenditures will reasonably reduce Operating Expenses); legal fees and other costs incurred in connection with new leases or lease renewals; Leasehold Improvement costs; costs to complete construction of the Building including, without limitation, landscaping and parking facilities; costs of financing or refinancing the Building including, without limitation, points, loan brokers' fees and ground rental; fees paid to Landlord or entities related to Landlord for maintenance, repair and other services in an amount exceeding the prevailing rates for the same services; and penalties and fines paid by Landlord which are not a result of Tenant's default under this Lease.

        As used herein, the term "real estate taxes" shall include any form of assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, tax or similar imposition imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, as against any legal or equitable interest of Landlord in the Premises, including, but not limited to, the following:

            (i)  any tax on Landlord's "right" to rent or "right" to other income from the Premises or as against Landlord's business of leasing the Premises;

          (ii)  any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real estate tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of "real estate taxes" for the purposes of this Lease;

          (iii)  any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax or excise tax levied by the state, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

          (iv)  any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

        Notwithstanding any provision of this subparagraph 6(a) expressed or implied to the contrary, "real estate taxes" shall not include Landlord's federal, state or local income, franchise, inheritance or estate taxes; Landlord's personal property taxes; taxes attributable to tenant improvements for other tenants of the Building which tenant improvements exceed $20.00 per square foot; and any taxes attributable to additions to the Building or to construction of or additions to other buildings in the area.

        (b)  Tenant's pro rata share of Operating Expenses shall be calculated on a quarterly basis and shall be determined for each quarter by adding (i) Tenant's pro rata share (as hereinafter described) for said quarter of "Fixed Operating Expenses", which shall mean and refer to 1/4th of those Operating Expenses which will not vary in amounts solely depending upon the number of tenants from time to time leasing or occupying premises within the Building and/or the number of square feet of Building which is from time to time leased or occupied by Tenants (including, without limitation, real estate and personal property taxes, insurance premiums, gardening and landscaping expenses, Common Area water and sewage charges, depreciation and rental of personal property, audit or verification fees, sign maintenance, exterior lighting, and general parking lot repair and maintenance), plus (ii) Tenant's pro rata share (as hereinafter described for said quarter of "Variable Operating Expenses", which shall mean and refer to those Operating Expenses which will vary in amount depending upon the number of Tenants from time to time leasing occupying premises within the Building and/or the number of square feet of Building which is from time to time leased or occupied by Tenants (including, without limitation, janitorial service, trash removal, Common Area heating and air conditioning, supplies, management fees, wages and salaries of employees), and then subtracting (with respect to each quarter) 1/4th of the Landlord's Contribution to Operating Expenses, which is set forth in subparagraph l(q). Tenant's pro rata share of Fixed Operating Expenses shall be Tenant's Percentage, as set forth in subparagraph l(r). Tenant's pro rata share of Variable Operating Expenses shall be the fraction thereof of which the numerator is the approximate Rentable Square Feet of the Premises, as set forth in subparagraph l(i), and the denominator is the total number of square feet in the Building situated on the Site, which, as of the last day of the applicable month, is leased to tenants under leases, the term of which has commenced. If at any time during the term of this Lease Landlord anticipates that Tenant shall be required to make a payment on account of its pro rata share of 1/4th of Operating Expenses with respect to the next calendar quarter after notice, Landlord shall notify Tenant in writing of Landlord's best estimate of the amount of such pro rata share for the next calendar quarter following such notice. At such time as Landlord anticipates that Tenant shall be required to make such a payment with respect to the next succeeding calendar quarter, Landlord shall notify Tenant in writing of Landlord's best estimate of such pro rata share for such next succeeding calendar quarter. Beginning with the first rent payment date after such notice by Landlord, and on each third succeeding rent payment date thereafter ("Operating Expense Payment Date"), and without the necessity of Landlord billing Tenant therefor, Tenant shall pay to Landlord, in addition to all other amounts payable hereunder, the amount of such estimate; provided, however, Landlord may adjust such estimate from time to time, by written notice to Tenant, on the basis of Landlord's experience and reasonably anticipated costs, and such adjustment shall be effective as of the next Operating Expense Payment Date after such notice is given. Within thirty (30) days after the end of each calendar year during which Tenant shall have made any estimated payments hereunder, Landlord shall furnish to Tenant a statement showing the total actual Fixed and Variable Operating Expenses for each month during the calendar year just ended, and Tenant's actual pro rata share of Operating Expenses for such month. In the event that the aggregate amount which Tenant has paid to Landlord during the preceding calendar year on account of estimated Operating Expenses is less than Tenant's aggregate pro rata share, as shown on such statement, for the twelve (12) calendar months during such calendar year, Tenant shall pay such difference to Landlord on the next rent payment date. In the event that during the preceding calendar year Tenant has paid to Landlord more than its actual share of such actual costs as shown on such statement, the amount of such difference shall, concurrently with such statement, be paid by Landlord to Tenant. Tenant shall have the right, at Tenant's expense, to contest the amount of Operating Expenses and, in connection therewith, Tenant shall have the right to review Landlord's books and records and make copies thereof. In the event Tenant's share of Operating Expenses is less than the amount shown on Landlord's statement, Landlord shall immediately rebate such overpayment, together with the maximum interest allowed by law, to Tenant.

        Even though the term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Percentage of Operating Expenses for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the estimated expenses paid and conversely any overpayment made in the event said expenses decrease shall be immediately rebated by Landlord to Tenant.

        Notwithstanding any contained in this Paragraph 6, the rental payable by Tenant shall in no event be less than the rent specified in Paragraph 5 hereof.

        7.    Security Deposit.    Tenant has deposited with Landlord the Security Deposit designated in Paragraph l(s). Said deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provisions of this Lease, including but not limited to the provisions relating to the payment of rent, Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, within ten (10) days after demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a material breach of this Lease. Tenant shall not be entitled to interest on such Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interests hereunder) at the expiration of the Lease term, provided that Landlord may retain the Security Deposit until such time as any amount due from Tenant in accordance with Paragraph 5 hereof has been determined and paid in full. Should Landlord sell its interest in the Premises during the term hereof and if Landlord deposits with the purchaser thereof the then unappropriated funds deposited by Tenant as aforesaid, thereupon Landlord shall be discharged from any further liability with respect to such Security Deposit.

        8.    Use.    Tenant shall use the Premises for the operation of a commercial bank and/or for general office purposes and purposes incident thereto, and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. Tenant shall not use or occupy the Premises in violation of any covenants, conditions and restrictions affecting the Site and recorded of the date hereof, copies of which covenants, conditions and restrictions have been delivered to Tenant by Landlord, or of any law or of the certificates of occupancy issued for the Building of which the Premises are a part, and shall, upon five (5) days' written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of any recorded covenants, conditions and restrictions affecting the Site or of any law or of said certificate of occupancy. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or any other insurance policy covering the Building and/or property located therein and shall comply with all rules, orders, regulations and requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function. Tenant shall promptly upon demand reimburse Landlord as additional rent for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this Paragraph 8. Subject to the rights granted to Tenant hereunder, Tenant shall not do or permit anything to be done in or about the Premises which will obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises and shall keep the Premises in first-class repair and appearance.

        9.    Payments and Notices.    All rents and other sums payable by Tenant to Landlord hereunder shall be paid to Landlord at the address designated by Landlord in Paragraph 1(b) above, or at such other places as Landlord may hereafter designate in writing. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery or by mail, and if given by mail shall be deemed sufficiently given if sent by registered or certified mail addressed to Tenant at the Building of which the Premises are a part, or to Landlord at its address designated in Paragraph 1(b). Either party may by written notice to the other specify a different address for notice purposes, except that Landlord may in any event use the Premises as Tenant's address for notice purposes. If more than one tenant is named under this Lease, service of any notice upon any one of said tenants shall be deemed as service upon all of said tenants.

        10.    Brokers.    The parties recognize that the brokers who negotiated this Lease are the brokers whose names are stated in Paragraph 1, and agree that Landlord shall be solely responsible for the payment of brokerage commission to said brokers, and that Tenant shall have no responsibility therefor. As part of the consideration for the granting of this Lease, Tenant represents and warrants to Landlord that to Tenant's knowledge, no other broker, agent or finder negotiated or was instrumental in negotiating or consummating this Lease, and that Tenant knows of no other real estate broker, agent or finder who is or might be entitled to a commission or compensation in connection with this Lease. Any broker, agent or finder of Tenant whom Tenant has failed to disclose herein shall be paid by Tenant. Tenant shall hold Landlord harmless from all damages and indemnify Landlord for all said damages paid or incurred by Landlord resulting from any claims that may be asserted against Landlord by any broker, agent or finder dealt with but undisclosed by Tenant herein; and Landlord shall hold Tenant harmless from all damages and indemnify Tenant for all said damages paid or incurred by Tenant resulting from any claims that may be asserted against Tenant by any broker, agent or finder dealt with but undisclosed by Landlord herein.

        11.    Holding Over.    If Tenant holds over after the expiration or earlier termination of the term hereof without the express written consent of Landlord, Tenant shall become a tenant at sufferance only, at a rental rate equal to one hundred twentyfive percent (125%) of Landlord's then scheduled rental rate which would be applicable to the Premises upon the date of such expiration (subject to adjustment as provided in Paragraph 6 hereof and prorated on a daily basis), and otherwise subject to the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a holdover hereunder or result in a renewal. The foregoing provisions of this Paragraph 11 are in addition to and do not affect Landlord's right of re-entry or any rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including, without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender.

        12.    Taxes on Tenant's Property.

        (a)  Tenant shall be liable for and shall pay at least ten (10) days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant, and if Landlord, after written notice to Tenant, pays the taxes based upon such increased assessments, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event, at Tenant's sole cost and expense, Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, any amount so recovered to belong to Tenant.

        (b)  If the Leasehold Improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which Leasehold Improvements conforming to Landlord's "Building Standard" in other space in the Building are assessed, then the real property taxes and assessments levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of subparagraph 12(a) above. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said Leasehold Improvements are assessed at a higher valuation than Landlord's "Building Standard", such records shall be binding on both Landlord and Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.

        13.    Condition of Premises.    Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability of either for the conduct of Tenant's business. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in satisfactory condition, subject to items listed on a "punch list" prepared by Landlord and Tenant within thirty (30) days after Landlord's delivery of the Premises to Tenant, and latent defects.

        14.    Alterations.

        (a)  Tenant may, at any time and from time to time during the term of this Lease, at its sole cost and expense, make alterations, additions, installations, substitutions, improvements and decorations (hereinafter collectively called "changes" and, as applied to changes provided for in this Paragraph 14, "Tenant's Changes") in and to the Premises, excluding structural changes, on the following conditions, and providing such changes will not result in a violation or or require a change in the certificate of occupancy applicable to the Premises:

        (1)  The outside appearance, character or use of the Building shall not be affected, and no Tenant's Changes shall weaken or impair the structural strength or, in the opinion of Landlord, lessen the value of the Building.

        (2)  No part of the Building outside of the Premises shall be physically affected.

        (3)  The proper functioning of any of the mechanical, electrical, sanitary and other service systems or installations of the Building ("Service Facilities") shall not be adversely affected and there shall be no construction which might interfere with Landlord's free access to the Service Facilities or interfere with the moving of Landlord's equipment to or from the enclosures containing the Service Facilities.

        (4)  In performing the work involved in making such changes, Tenant shall be bound by and observe all of the conditions and covenants contained in this Paragraph.

        (5)  All work shall be done at such times and in such manner as Landlord from time to time may designate.

        (6)  Tenant shall not be permitted to install and make part of the Premises any materials, fixtures or articles which are subject to liens, conditional sales, contracts or chattel mortgages.

        (7)  At the date upon which the term of this Lease shall end, or the date of any earlier termination of this Lease, Tenant shall on Landlord's written request restore the Premises to their condition prior to the making of any changes permitted by this Paragraph, reasonable wear and tear excepted.

          (b)  Before proceeding with any change (exclusive of changes to items constituting Tenant's personal property), Tenant shall submit to Landlord plans and specifications for the work to be done, which shall require Landlord's written approval. Landlord shall then prepare or cause to be prepared, at Tenant's expense, mechanical, electrical and plumbing drawings and may confer with consultants in connection with the preparation of such drawings and may also submit to such consultant(s) any of the plans prepared by Tenant. If Landlord or such consultant(s) shall disapprove of any of the Tenant's plans, Tenant shall be advised of the reasons of such disapproval. In any event, Tenant agrees to pay to Landlord, as additional rent, the cost of such consultation and review immediately upon receipt of invoices either from Landlord or such consultant(s).

          (c)  If the proposed change requires approval by or notice to the lessor of a superior lease or the holder of a mortgage, no change shall be proceeded with until such approval has been received, or such notice has been given, as the case may be, and all applicable conditions and provisions of said superior lease or mortgage with respect to the proposed change or alteration have been met or complied with at Tenant's expense; and Landlord, if it approves the change, will request such approval or give such notice, as the case may be. Any change for which approval has been received shall be performed strictly in accordance with the approved plans and specifications, and no amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord.

          (d)  After Landlord's written approval has been sent to Tenant and the approval by or notice to the lessor of a superior lease or the holder of a superior mortgage has been received or given, as the case may be, Tenant shall enter into an agreement for the performance of the work to be done pursuant to this Paragraph with Landlord's contractor or, at Landlord's option, with such other contractor or contractors as Tenant may choose from an approved list to be submitted by Landlord. All costs and expenses incurred in Tenant's Changes shall be paid by Tenant within seven (7) days after billing by Landlord or any such contractor or contractors. If Landlord approves the construction of specific interior improvements in the Premises by other contractors chosen by Tenant from a list prepared by Landlord at Tenant's request, then Tenant's contractors shall obtain on behalf of Tenant and at Tenant's sole cost and expense, (i) all necessary governmental permits and certificates for the commencement and prosecution of Tenant's Changes and for final approval thereof upon completion, and (ii) a completion and lien indemnity bond, or other surety, satisfactory to Landlord, for the Tenant's Changes. In the event Tenant shall request any changes in the work to be performed after the submission of the plans referred to in this Paragraph 14, such additional changes shall be subject to the same approvals and notices as the changes initially submitted by Tenant.

          (e)  Tenant shall pay to Landlord for Landlord's services performed pursuant to this Paragraph 14 a fee equal to five percent (5%) of the total cost of the Tenant's Changes.

          (f)    All Tenant's Changes and the performance thereof shall at all times comply with (i) all laws, rules, orders, ordinances, directions, regulations and requirements of all governmental authorities, agencies, offices, departments, bureaus and boards having jurisdiction thereof, (ii) all rules, orders, directors, regulations and requirements of the Pacific Fire Rating Bureau, or of any similar insurance body or bodies, and (iii) all rules and regulations of Landlord, and Tenant shall cause Tenant's Changes to be performed in compliance therewith and in good and first-class workmanlike manner, using materials and equipment at least equal in quality and class to the original installation of the Building. Tenant's Changes shall be performed in such manner as not to interfere with the occupancy of any other tenant in the Building, nor delay or impose any additional expense upon Landlord in the construction, maintenance or operation of the Building, and shall be performed by contractors or mechanics approved by Landlord and submitted to Tenant pursuant to this Paragraph. Throughout the performance of Tenant's Changes, Tenant, at its expense, shall carry or cause to be carried workmen's compensation insurance in statutory limits, and general liability insurance for any occurrence in or about the Building, of which Landlord and its managing agent shall be named as parties insured, in such limits as Landlord may reasonably prescribe, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of Tenant's Changes and, on request, at reasonable intervals thereafter during the continuance of Tenant's Changes.

          (g)  Tenant further covenants and agrees that any mechanic's lien filed against the Premises or against the Building for work claimed to have been done for or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the cost and expense of Tenant. All alterations, decorations, additions or improvements upon the Premises, made by either party, including (without limiting the generality of the foregoing) all wallcovering, built-in cabinet work, paneling and the like, shall, unless Landlord elects otherwise, become the property of Landlord, and shall remain upon and be surrendered with the Premises, as a part thereof, at the end of the term hereof, except that Landlord may be written notice to Tenant, given at least ninety (90) days prior to the end of the term, require Tenant to remove all partitions, counters, railings and the like installed by Tenant, and Tenant shall repair any damage to the Premises arising from such removal or, at Landlord's option, shall pay to Landlord all of Landlord's costs of such removal and repair.

          (h)  All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the lease term provided Tenant is not in default hereunder, and provided further that Tenant shall repair any damage caused by such removal. If Tenant shall fail to remove all of its effects from said Premises upon termination of this Lease for any cause whatsoever, Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store said effects without liability to Tenant for loss thereof, and Tenant agrees to pay Landlord upon demand any and all expenses incurred in such removal, including court costs and attorneys' fees and storage charges on such effects for four (4) months after the same shall be in Landlord's possession, or Landlord may, at its option, without notice, sell said effects or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale upon any amounts due under this Lease from Tenant to Landlord and upon the expense incident to the removal and sale of said effects.

          (i)    Landlord reserves the right at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant's obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Premises if required so to do by any law or regulation, at Tenant's sole cost and expense) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages and stairways thereof, or to change the name by which the Building is commonly known, as Landlord may deem necessary or desirable. Nothing contained in this Paragraph 14 shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any government or other authority and nothing contained in this Paragraph 14 shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any part thereof other than as otherwise provided in this Lease.

          (j)    Notwithstanding the foregoing, Tenant may make minor non-structural changes costing less than Twenty Thousand Dollars ($20,000) per year, provided that such changes do not affect mechanical, HVAC, electrical or plumbing systems in the Building or unreasonably affect the floor load.

        15.    Repairs.

          (a)  Tenant shall, when and if needed or whenever requested by Landlord to do so, at Tenant's sole cost and expense, maintain and make all repairs to the Premises and every part thereof, to keep, maintain and preserve the Premises in first-class condition, excepting ordinary wear and tear, and repair. Any such maintenance and repairs shall be performed by Landlord's contractor, or, at Landlord's option, by such contractor or contractors as Tenant may choose from an approved list to be submitted by Landlord. All costs and expenses incurred in such maintenance and repair shall be paid by Tenant within seven (7) days after billing by Landlord or such contractor or contractors. Tenant shall upon the expiration or sooner termination of the term hereof surrender the Premises to Landlord in the same condition as when received. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises except as specifically herein set forth.

          (b)  Anything contained in subparagraph 15(a) above to the contrary notwithstanding, Landlord shall repair and maintain the structural portions of the Building, including the basic plumbing, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord, unless such maintenance and repairs are caused in part or in whole by the act, negligence or fault of Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord, as additional rent, the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice (or Landlord's receipt of oral notice in the event of an emergency) of the need of such repairs or maintenance is given to Landlord by Tenant. There shall be no abatement of rent (except as provided in Paragraph 23 hereof), and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Notwithstanding anything contained in subparagraphs (a) and (b) of this Paragraph 15, Tenant shall maintain and repair at its sole cost and expense, and with maintenance contractors approved by Landlord, all non-base building facilities, including lavatory, shower, toilet, washbasin and kitchen facilities and heating and air conditioning systems, including all plumbing connected to said facilities or systems installed by Tenant or on behalf of Tenant or existing in the Premises at the time of delivery of possession of the Premises to Tenant by Landlord. The provisions of this paragraph shall not apply to the basic heating and air conditioning system provided by Landlord to all tenants of the Building.

        16.    Liens.    Tenant shall not permit any mechanic's, materialmen's or other liens to be filed against the real property of which the Premises form a part, nor against Tenant's leasehold interest in the Premises. Landlord shall have the right at all reasonable times and in reasonable location to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed, Landlord may, without waiving its rights and remedies based on such breach of Tenant and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord at once, upon notice by Landlord, any sum paid by Landlord to remove such liens, together with interest at the maximum rate per annum permitted by from, from the date of such payment by Landlord.

        17.    Entry by Landlord.    Landlord reserves the right and shall at reasonable times have the right to enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant hereunder, to submit said Premises to prospective purchasers or tenants, to post notices of nonresponsibility, to alter, improve or repair the Premises or any other portion of the Building, all without being deemed guilty of any eviction of Tenant and without abatement of rent, and may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that the business of the Tenant shall be interfered with as little as is reasonably practicable. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. It is understood and agreed that no provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed herein to be performed by Landlord.

        18.    Utilities and Services.    Provided that Tenant is not in default hereunder, Landlord agrees to furnish to the Premises plumbing and electricity for twenty-four (24) hours per day, seven days a week, subject to the conditions and in accordance with the standards set forth in the Rules and Regulations as defined in Paragraph 30 hereof, as may be amended in writing by Landlord from time to time during the term of this Lease and delivered to Tenant, reasonable quantities of electric current for normal lighting and fractional horsepower office machines, non-attended elevator service, water for lavatory and drinking purposes, and from 8:00 A.M. to 6:00 P.M. on generally recognized business days heat and air conditioning required in Landlord's judgment for the comfortable use and occupation of the Premises and janitorial service. Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of rent by reason of Tenant may order "overtime" heating or air conditioning provided Landlord has received reasonable notification of such a request, at a cost to Tenant equal to the prevailing rates for such services. Landlord's failure to furnish any of the foregoing when such failure is caused by accident, breakage, repairs, strikes, lockouts or other disturbances or labor disputes of any character, or for any other causes. If Tenant requires or utilizes more water or electric power than is reasonably considered reasonable or normal for a bank by Landlord, Landlord may at its option require Tenant to pay, as additional rent, the cost, as fairly determined by Landlord, incurred by such extraordinary usuage. In addition, if reasonably cost effective, Landlord may install separate meter(s) for the Premises, at Tenant's sole expense, and Tenant thereafter shall pay all charges of the utility providing service. Tenant specifically undertakes to install and maintain at Tenant's cost such fire protection equipment including, without limitation, emergency lighting as required by any governmental authority or insurer, and if so required, Tenant shall appoint one of Tenant's personnel to coordinate with the fire protection facilities and personnel of Landlord. Any incandescent light bulbs used in the Premises shall be paid for by Tenant; upon Tenant's request, Landlord's personnel shall install incandescent light bulbs or other Building nonstandard bulbs in the Premises; Tenant agrees to pay

Landlord upon demand Landlord's cost for all such incandescent light bulbs installed or other Building nonstandard bulbs and the cost of Landlord's work of installation with respect thereto. Tenant shall maintain, clean and repair any and all glass panels, windows and partitions in the Premises. Landlord shall not be responsible in any manner for said glass panels, windows or partitions.

        19.    Bankruptcy.    If Tenant shall file a petition under any Chapter of the Bankruptcy Act as then in effect, or if Tenant be adjudicated a bankrupt in involuntary bankruptcy proceedings and such adjudication shall not have been vacated within thirty (30) days from the date thereof, or if a receiver or trustee be appointed of Tenant's property and the order appointing such receiver or trustee not be set aside or vacated within thirty (30) days after any entry thereof, or if Tenant shall assign Tenant's estate or effects for the benefit of creditors, of if this Lease shall otherwise by operation of law devolve or pass to any person or persons other than Tenant, then and in any such event Landlord may, if Landlord so elects, with or without notice of such election and with or without entry or action by Landlord, forthwith terminate this Lease, and notwithstanding any other provisions of this Lease, Landlord, in addition to any and all rights and remedies allowed by law or equity, shall upon such termination be entitled to recover damages in the amount provided in Paragraph 25(b) below, and neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or order of any court shall be entitled to possession of the Premises but shall forthwith quit and surrender the Premises to Landlord. Nothing herein contained shall limit or prejudice the right of Landlord to prove and obtain as damages by reason of any such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of damages recoverable under the provisions of this Paragraph 19.

        20.    Indemnification.    Tenant shall indemnify and hold Landlord harmless against and from any and all claims arising from Tenant's use of the Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant, its agents, contractors, employees or invitees in or about the Premises or elsewhere, and shall further indemnify and hold harmless Landlord against and from any and all claims arising from any breach or default in the performance of any obligations on Tenant's part to be performed under the terms of this Lease, or arising from any act, neglect, fault or omission of Tenant, or of its agents, employees or invitees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel approved in writing by Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever except that which is caused by Landlord's negligence or willfulness. Tenant hereby waives all its claims in respect thereof against Landlord.

        21.    Damage to Tenant's Property.    Notwithstanding the provisions of Paragraph 20 to the contrary, Landlord or its agents shall not be liable for any damage to property entrusted to employees of the Building, nor for loss of or damage to any property by theft or otherwise, nor for any injury or damage to persons or property resulting from fire, explosion, falling plaster or other masonry or glass, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place or resulting from dampness or any other cause whatsoever. Landlord or its agents shall not be liable for interference with the light or other incorporeal hereditaments. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building or of defects therein or in the fixtures or equipment.

        22.    Insurance.

        (a)  Commencing upon the date upon which Tenant shall commence or cause to be commenced any work of any type in, on or upon the Premises, and continuing during the entire term thereof,

Tenant shall obtain, maintain and keep in full force and effect, with Tenant, Landlord and the mortgagees of Landlord named as insureds therein as their respective interests may appear, the following insurance:

            (i)  Fire insurance, including extended coverage, sprinkler leakage, vandalism and malicious mischief upon property of every description and kind owned by Tenant and located in the Building or for which Tenant is legally liable or installed by or on behalf of Tenant, including, without limitation, furniture, fittings, installations, fixtures and any other personal property, in an amount not less than the full replacement cost thereof. In the event that there shall be a dispute as to the amount which comprises full replacement cost, the decision of Landlord or the mortgagees of Landlord shall be conclusive.

          (ii)  Comprehensive general liability insurance, coverage to include personal injury, bodily injury, broad form property damage, operations hazard, owner's protective coverage, contractual liability, products and completed operations liability with a combined single limit of not less than the amount specified in Paragraph 1(u).

          (iii)  Business interruption insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils.

          (v)  Any other form or forms of insurance as the mortgagees of Landlord may reasonably require from time to time, in form, amounts and for insurance risks against which a prudent tenant would protect itself.

        (b)  All policies shall be taken out with insurers acceptable to Landlord and in form satisfactory from time to time to Landlord. Tenant agrees that certificates of insurance on the Landlord's standard form or, if required by Landlord or the mortgagees of Landlord, certified copies of each such insurance policy, will be delivered to Landlord as soon as practicable after the placing of the required insurance, but in no event later than ten (10) days after Tenant takes possession of all or any part of the Premises, including possession taken under the last sentence of Paragraph 4 hereof. All policies shall contain an undertaking by the insurers to notify Landlord and the mortgagees of Landlord in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation or other termination thereof.

        (c)  In the event of damage to or destruction of the Building entitling Landlord to terminate this Lease pursuant to Paragraph 23 hereof, if the Premises have also been damaged, Tenant will immediately pay to Landlord all of its insurance proceeds, if any, relating to the Leasehold Improvements and alterations (but not to Tenant's trade fixtures, equipment, furniture or other personal property of Tenant) in the Premises. If the termination of the Lease, at Landlord's election, is due to damage to the Building, and if the Premises have not been damaged, Tenant will deliver to Landlord, in accordance with the provisions of this Lease, the alterations and the Premises.

        (d)  Landlord covenants and agrees that throughout the term is will insure the Building (excluding any property with respect to which Tenant is obliged to insure pursuant to the provisions of subparagraph 22(a) above) against damage by fire and standard extended coverage perils and public liability insurance in such reasonable amounts with such reasonable deductibles as would be carried by a prudent owner of a similar building in Southern California. Landlord may, but shall not be obliged to, take out and carry any other form or forms of insurance as it or the mortgagees of Landlord any reasonably determine advisable. Notwithstanding any contributions by Tenant to the cost of insurance premiums, as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Landlord. Landlord will not carry insurance of any kind on Tenant's furniture or furnishings, or on any fixtures, equipment, improvements or appurtenances of Tenant under this Lease; and Landlord shall not be obligated to repair any damage thereto or replace the same.

        (e)  Tenant agrees that it will not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by any insurance policy in force from time to time covering the Building and Building Standard Work. In the event Tenant's occupancy or conduct of business in or on the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance carried from time to time by Landlord with respect to the Building, Tenant shall pay any such increase in premiums as additional rent within ten (10) days after being billed therefor by Landlord. In determining whether increased premiums are a result of Tenant's use or occupancy of the Premises, a schedule issued by the organization computing the insurance rate on the Building or the Leasehold Improvements showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Premises.

        (f)    If any insurance policy carried by Landlord, as provided in subparagraph 22(d) above, shall be cancelled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way, by reason of the use of occupation of the Premises or any part thereof by Tenant or by any assignee or subtenant of Tenant or by anyone permitted by Tenant to be upon the Premises, and if Tenant fails to remedy the condition giving rise to cancellation, threatened cancellation or reduction of coverage within forty-eight (48) hours after notice thereof, Landlord may, at its option, either terminate this Lease or enter upon the Premises and attempt to remedy such condition, and Tenant shall forthwith pay the cost thereof to Landlord as additional rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located in the Premises as a result of such entry. In the event Landlord shall be unable to remedy such condition, then Landlord shall have all of the remedies provided for in this Lease in the event of a default by Tenant. Notwithstanding the foregoing provisions of this subparagraph 22(f), if Tenant fails to remedy as aforesaid, Tenant shall be in default of its obligations hereunder and Landlord shall have no obligation to attempt to remedy such default.

        (g)  Any policy or policies of fire, extended coverage or similar casualty insurance, which either party obtains in connection with the Premises, shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Landlord and Tenant waive any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such a waiver of subrogation clause or endorsement to the extent of the injury or loss covered thereby.

        23.    Damage or Destruction.

        (a)  In the event the Building and/or the Building Standard Work is damaged by fire or other perils covered by Landlord's extended coverage insurance to an extent not exceeding twenty-five percent (25%) of the full insurable value thereof and if the damage thereto is such that the Building and/or the Standard Work may be repaired, reconstructed or Building restored within a period of ninety (90) days from the date of the happening of such casualty and Landlord will receive insurance proceeds sufficient to cover the cost of such repairs, Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and the Lease shall continue in full force and effect. If such work of repair, reconstruction and restoration is such as to require a period longer than ninety (90) days or exceeds twenty-five percent (25%) of the full insurable value thereof, or if said insurance proceeds will not be sufficient to cover the cost of such repairs, Landlord either may elect to so repair, reconstruct or restore the Building to its former condition and the Lease shall continue in full force and effect or Landlord may elect not to repair, reconstruct or restore the Building and/or the Building Standard Work and the Lease shall in such event terminate. Notwithstanding the foregoing, if such work of repair, reconstruction and restoration is such as to require a period longer than ninety (90) days, Tenant may elect to terminate this Lease. Terminations effectuated pursuant to this paragraph shall be effective as of the date of such damage or destruction by notice provided to the non-terminating party within twenty (20) days of such damage or destruction.

        (b)  Upon any termination of this Lease under any of the provisions of this Paragraph 23, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Landlord, except for items which have theretofore accrued and are then unpaid.

        (c)  In the event of repair, reconstruction and restoration by Landlord as herein provided, the rental provided to be paid under this Lease shall be abated proportionately with the degree to which Tenant's use of the Premises is impaired during the period of such repair, reconstruction or restoration. Tenant shall not be entitled to any compensation or damages for loss in the use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

        (d)  Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this Paragraph 23. Notwithstanding anything to the contrary contained in this Paragraph 23, should Landlord be delayed or prevented from repairing or restoring the damaged Premises within one (1) year after the occurrence of such damage or destruction by reason of acts of God, war, governmental restrictions, inability to procure the necessary labor or materials, or other cause beyond the control of Landlord, Landlord shall be relieved of its obligation to make such repairs or restoration and Tenant shall be released from its obligations under this Lease as of the end of said one (1) year period.

        (e)  In the event that damage is due to any cause other than fire or other peril covered by extended coverage insurance, Landlord may elect to terminate this Lease.

        (f)    It is hereby understood that if Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repairs or restorations only of those portions of the Building and the Premises which were originally provided at Landlord's expense, and the repair and restoration of items not provided at Landlord's expense shall be the obligation of Tenant.

        (g)  Notwithstanding anything to the contrary contained in this Paragraph 23, Landlord shall not have any obligations whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Paragraph 23 occurs during the last twelve (12) months of the term of this Lease or any extension hereof.

        (h)  The provisions of California Civil Code §1932, Subsection 2, and §1933, Subsection 4, are hereby waived by Tenant.

        24.    Eminent Domain.    In case the whole of the Premises, or such part thereof as shall substantially interfere with Tenant's use and occupancy thereof, shall be taken for any public or quasipublic purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant. In the event the amount of property or the type of estate taken shall not substantially interfere with the conduct of Tenant's business, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant, and Landlord at his option may terminate this Lease. If Landlord does not so elect, Landlord shall promptly proceed to restore the Premises to substantially their same condition, but only to the extent of restoring Building Standard Work, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration. Nothing contained in this Paragraph shall be deemed to give Landlord any interest in any award made to Tenant for the taking of personal property and fixtures belonging to Tenant.

        25.    Defaults and Remedies.

        (a)  The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

            (i)  The abandonment of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for fifteen (15) days or longer while in default of any provision of this Lease.

          (ii)  The failure by Tenant to make any payment of rent or additional rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure §1161.

          (iii)  The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in subparagraph 25(a)(i) or (ii) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure §1161; provided, further, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, than Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion.

          (iv)  (1) The making by Tenant of any general assignment for the benefit of creditors; (2) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days); (3) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (4) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within thirty (30) days.

        (b)  In the event of any such default by Tenant, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

            (i)  the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

          (ii)  the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

          (iii)  the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

          (iv)  any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform his obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to attorneys' fees, broker's commissions and necessary renovation and repair of the Premises.

        As used in subparagraphs 25(b)(i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the maximum rate permitted by law per annum. As used in subparagraph 25(b)(iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

        (c)  In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this subparagraph 25(c) shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

        (d)  All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar acts by Tenant.

        26.    Assignment and Subletting.    Tenant shall not voluntarily assign or encumber its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without first obtaining Landlord's prior written consent. Any assignment, encumbrance or sublease without Landlord's prior written consent shall be voidable, at Landlord's election, and shall constitute a default. For purposes hereof, in the event Tenant is a partnership, a withdrawal or change of partners owning more than a fifty percent (50%) interest in the partnership, or if Tenant is a corporation, any transfer of fifty percent (50%) of its stock, shall constitute a voluntary assignment and shall be subject to these provisions. No consent to and assignment, encumbrance or sublease shall constitute a further waiver of the provisions of this paragraph. Tenant shall notify Landlord in writing of Tenant's intent to sublease, encumber or assign this Lease, the name of the proposed assignee or sublessee, information concerning the financial responsibility of the proposed assignee or sublessee and the terms of the proposed assignment or subletting, and Landlord shall, within thirty (30) days of receipt of such written notice, and additional information requested by Landlord concerning the proposed assignee's or sublessee's financial responsibility, elect one of the following:

        (a)  Consent to such proposed assignment, encumbrance or sublease;

        (b)  Refuse such consent, which refusal shall be on reasonable grounds; or

        (c)  Elect to terminate the Lease, or in the case of a partial sublease, terminate this Lease as to the portion of the Premises proposed to be sublet.

As a condition for granting its consent to any assignment, encumbrance or sublease, Landlord may require that the assignee or sublessee remit directly to Landlord on a monthly basis, all monies due to Tenant by said assignee or sublessee. In the event that Landlord shall consent to an assignment or sublease under the provisions of this Paragraph 26, Tenant shall pay Landlord's processing costs and attorneys' fees incurred in giving such consent. If for any proposed assignment or sublease Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the rent called for hereunder, or, in the case of the sublease of a portion of the Premises, in excess or such rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are taken into account and deducting therefrom broker's commissions and out-of-pocket costs in connection with such assignment or subletting, Tenant shall pay to Landlord as additional rent hereunder one-half (1/2) of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt. Landlord's waiver or consent to any assignment or subletting shall not relieve Tenant from any obligation under this Lease. Occupancy of all or part of the Premises by parent, subsidiary or affiliate companies of Tenant shall not be deemed an assignment or subletting. If Tenant requests Landlord's consent to any Assignment of this Lease or any subletting of all or a portion of the Premises, Landlord shall have the right, to be exercised by giving written notice to Tenant within thirty (30) days of receipt by Landlord of the financial responsibility information required by this Paragraph 26, to terminate this Lease effective as of the date Tenant proposes to assign this Lease or sublet all or a portion of the Premises. Landlord's right to terminate this Lease as to all or a portion of the Premises on assignment or subletting shall not terminate as a result of Landlord' consent to the assignment of this Lease or the subletting of all or a portion of the Premises, or Landlord's failure to exercise this portion with respect to any assignment or subletting.

        Notwithstanding the provisions of this paragraph 26 hereof, Tenant may assign or sublet the Premises, or any portion thereof, without Landlord's consent to any corporation which controls, is controlled by or is under common control with Tenant or to any corporation resulting from the merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant as a going concern of the business that is being conducted on the Premises, provided that said assignee assumes, in full, the obligations of Tenant under this Lease.

        27.    Subordination.    Without the necessary of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any first mortgagee with a lien on the Building or any ground lessor with respect to the Building, this Lease shall be subject and subordinate at all times to: (a) all ground leases or underlying leases which which may now exist, or hereafter be executed (provided that Tenant receive non-disturbance agreements reasonably satisfactory to Tenant), affecting the Building or the land upon which the Building is situated or both, and (b) the lien of any mortgage or deed of trust which may now exist, or hereafter be executed in any amount for which the Building, land, ground leases or underlying leases, or Landlord's interest or estate in any said items is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the tenant of the successor in interest to Landlord and Tenant's right to possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and all other amounts required to be paid to Landlord pursuant to the terms hereof and observe and perform all of the provisions of this Lease, unless the Lease is otherwise terminated pursuant to its terms. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any ground leases or underlying leases or the lien of any such mortgage or deed of trust. Should Tenant fail to sign and return any such documents within ten (10) business days of receipt, Tenant shall be in default, and Landlord may, at Landlord's option, terminate the Lease provided written notice of such termination is received by Tenant prior to Landlord's receipt of such documents.

        28.    Estoppel Certificate.

        (a)  Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a statement, in the form of Exhibit "F" attached hereto, certifying (i) the date of commencement of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (iii) the date to which the rental and other sums payable under this Lease have been paid; (iv) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement; and (v) such other matters requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph 28 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein.

        (b)  Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured defaults in Landlord's performance, and (iii) not more than one (1) month's rental has been paid in advance. Tenant's failure to deliver said statement to Landlord within ten (10) working days of receipt shall constitute a default under this Lease, and Landlord may, at Landlord's option, terminate this Lease, provided written notice of such termination is received by Tenant prior to Landlord's receipt of said statement.

        29.    Building Planning.

        30.    Rules and Regulations.    Tenant shall faithfully observe and comply with the "Rules and Regulations", a copy of which is attached hereto and marked Exhibit "G", and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the violation or nonperformance by any other tenant or occupant of the Building of any of said Rules and Regulations.

        31.    Conflict of Laws.    This Lease shall be governed by and construed pursuant to the laws of the State of California.

        32.    Successors and Assigns.    Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

        33.    Surrender of Premises.    The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

        34.    Professional Fees.

        (a)  In the event that either party should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provisions of this Lease, or for any other relief against the other hereunder, then all costs and expenses, including, without limitation, its actual professional fees such as appraisers', accountants' and attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

        (b)  Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including, without limitation, its actual professional fees such as appraisers', accountants' and attorneys' fees.

        35.    Performance by Tenant.    All covenants and agreements by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money, other than Annual Basic Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, without waiving or releasing Tenant from obligations of Tenant, but shall not be obligated to, make any such payment or perform any such other act on Tenant's part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the maximum rate permissible by law, from the date of such payment by Landlord, shall be payable to Landlord on demand. Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the rent. Further, following each second consecutive late payment of rent (that is, the rent is not paid within three (3) days after Tenant's receipt of notice of delinquency), Landlord shall have the option (a) to require that beginning with the first payment of rent due following the date such late payment was due, rent shall no longer be paid in monthly installments but shall be payable three (3) months in advance; or (b) to require that Tenant provide Landlord with a further Security Deposit equal to one month's rent, which additional Security Deposit shall be retained by Landlord and may be applied by Landlord in the manner provided in said Paragraph 7. If any monthly installment of Annual Basic Rent is not received by Landlord within three (3) days after Tenant's receipt of notice of delinquency, it shall bear interest at the maximum rate permissible by law from the date on which it is due until the date on which it is paid, regardless of whether or not a Notice of Default or Notice of Termination has been given by

Landlord and, if such monthly installment of Annual Basic Rent is not received by Landlord by the 10th of the month for which it is due, or if any rental adjustment, or any other sum due under this Lease is not paid by Tenant within ten (10) days of receipt of a statement therefor from Landlord, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue amount as a late charge. The parties to this Lease Agreement agree that this late charge represents a fair and reasonable estimate of costs that Landlord will incur by reason of any late payment as hereinabove referred to by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or law now or hereafter in effect. The aforesaid late charge shall be considered additional rent due from Tenant to Landlord under the terms of this Lease.

        36.    Mortgagee Protection.    In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises whose address shall have been furnished to Tenant, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

        37.    Definition of Landlord.    The term "Landlord", as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee's interest in a ground lease of the Premises. In the event of any transfer, assignment or other conveyance or transfers of any such title or interest, Landlord herein named (and in the case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed and, without further agreement, the transferee of such title or interest shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the obligations of Landlord hereunder, during its ownership of the Premises. After Tenant's occupancy of the Premises, Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

        38.    Waiver.    The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of Landlord to insist upon the performance by Tenant in strict accordance with said terms. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

        39.    Identification of Tenant.    If more than one person executes this Lease as Tenant, (a) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and (b) the term "Tenant", as used in this Lease shall mean and include each of them jointly and severally and the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy or this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or given or received such notice or refund or so signed.

        40.    Terms and Headings.    The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

        41.    Examination of Lease.    Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

        42.    Time.    Time is of the essence with respect to the performance of every provision of this Lease in which time or performance is a factor.

        43.    Prior Agreements; Amendments.    This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not incorporated herein.

        44.    Separability.    Any provision of this Lease which shall prove to be invalid, void or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

        45.    Recording.    Neither Landlord nor Tenant shall record this Lease nor a short form memorandum thereof without the consent of the other.

        46.    Consents.    Whenever the consent of either party is required hereunder, such consent shall not be unreasonably withheld.

        47.    Limitation on Liability.    The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, directors, officers or shareholders of Landlord, and Tenant shall not seek recourse against the individual partners, directors, officers or shareholders of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease.

        48.    Exhibits and Riders.    Exhibits and riders, if any, signed by Landlord and Tenant and affixed to this Lease, are a part hereof.

        49.    Signs and Auctions.    Tenant shall not place any sign upon the Premises or the Building or conduct any auction thereon without Landlord's prior written consent.

        50.    Modification for Lender.    If, in connection with obtaining construction, interim or permanent financing for the Building, the lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the Leasehold interest hereby created or Tenant's right hereunder.

        51.    Accord and Satisfaction.    No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease.

        Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by any statute or at common law.

        52.    Financial Statements.    At any time during the term of this Lease, Tenant shall, upon ten (10) days' prior written notice from Landlord, provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year, as available. Such statement shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

        53.    Landlord's Signs.    Landlord may at any time place on any part of the Building except the Premises any ordinary "For Sale" signs and any ordinary "For Lease" signs, all without rebate of rent or liability to Tenant.

        54.    Quiet Enjoyment.    Landlord covenants and agrees with Tenant that upon Tenant paying the rent required under this Lease and paying all other charges and performing all of the covenants and provisions aforesaid on Tenant's part to be observed and performed under this Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease.

        55.    Tenant as Corporation.    If Tenant executes this Lease as a corporation, then Tenant and the persons executing this Lease on behalf of Tenant represent and warrant that the individuals executing this Lease on Tenant's behalf are duly authorized to execute and deliver this Lease on its behalf in accordance with a duly adopted resolution of the board of directors of Tenant, a copy of which is to be delivered to Landlord on execution hereof, and in accordance with the by-laws of Tenant and that this Lease is binding upon Tenants in accordance with its terms.

        56.    Non-Discrimination.    Tenant herein covenants by and for himself, his heirs, executors, administrators and assigns, all persons claiming under or through him, and this Lease is made and accepted upon and subject to the following conditions:

        That there shall be no discrimination against or segregation of any person or group of persons, on account of sex, marital status, race, color, creed, religion, national origin, or ancestry, in the leasing, subleasing, transferring, use, or enjoyment of the Premises nor shall Tenant, or any person claiming under or through him, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants, or vendees in the Premises.

        57.    Riders.    Rider 1 is attached to this Lease and is incorporated herein by this reference. In the event of any conflict, the terms of the Rider shall control the terms of this Lease.

        IN WITNESS WHEREOF, the parties have executed this Lease the day and year first above written.

TENANT:		LANDLORD:
ALLIANCE BANK
BRAMALEA LIMITED, an Ontario, Canada corporation
By:	[ILLEGIBLE]
		By:	[ILLEGIBLE]
Its:	Chairman
		By:	[ILLEGIBLE]

FIRST AMENDMENT TO LEASE

        1.    Identification

        This First Amendment to Lease ("Amendment"), dated for identification purposes only November 1, 1985, is entered into by and between Bramalea Limited, an Ontario, Canada corporation, as landlord ("Landlord"), and Alliance Bank, as tenant ("Tenant").

        2.    Recitals

          2.1  Landlord and Tenant entered into an office lease (the "Lease") on July 20, 1984. The Lease term commenced on February 1, 1985.

          2.2  Landlord and Tenant desire to amend the Lease in order to reflect a change in the monthly rental payments, upon the terms and conditions hereinafter set forth.

        3.    Amendment

          3.1  Paragraph 1(p) of the Lease is hereby deleted in its entirety and the following is substituted in place thereof:

      "(p) Annual Basic Rent: $349,395.00 per year payable monthly at $29,116.25 per month through October, 1985; then, $334,822.08 per year payable monthly at $27,901.84 per month from November, 1985 through June, 1990; thereafter, $286,294.80 per year payable monthly at $23,857.90 per month for the remaining lease term, subject to adjustment as provided in the Rider."

          3.2  All other provisions of the Lease shall remain in full force and effect.

        4.    Miscellaneous

          4.1  The subject headings of the sections of this Amendment are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

          4.2  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          4.3  No supplement, modification, or amendment of this Amendment shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Amendment shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

          4.4  This Amendment shall be binding on, and shall insure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors, and assigns.

          4.5  This Amendment shall be construed in accordance with, and governed by, the laws of the State of California.

          4.6  If any action or proceeding is brought by any party with respect to this Amendment, the transaction referred to herein, or with respect to the interpretation, enforcement or breach hereof, the prevailing party in such action shall be entitled to an award of all reasonable costs of litigation, including, without limitation, attorneys' fees, to be paid by the losing party, in such amounts as may be determined by the court having jurisdiction of the action.

        IN WITNESS WHEREOF, the parties have executed this Amendment on the date and at the place set forth opposite their respective signatures below.

"LANDLORD"
BRAMALEA LIMITED, an Ontario, Canada corporation
Executed on Dec. 12, 1985 at Costa Mesa, California	By:	/s/ [ILLEGIBLE]
Executed on Dec. 12, 1985 at Costa Mesa, California	By:	/s/ [ILLEGIBLE]
"TENANT"
ALLIANCE BANK
Executed on December 16, 1985 at Culver City, California	By:	/s/ [ILLEGIBLE]

2

[Bramalea California, Inc. Letterhead]

July 17, 1989

Mr. Curtis Reis
ALLIANCE BANK
100 Corporate Pointe
Culver City, California 90230

Dear Curtis:

        Pursuant to your Lease Rider No. 1, Section 13 this letter constitutes the Landlord's written notice regarding your option to lease additional space.

        The following suites shall become available as outlined below:

Suite Number	Date	Square Feet
Suite 113	2/1/90	1,676 sq.ft.
Suite 119	2/1/91	1,100 sq.ft.
Suite 120	2/1/91	1,777 sq.ft.

Total		4,553 sq.ft.

        Per the option language, Alliance Bank may lease the adjoining premises (Suite 119) or you may have the entire area (4553 sq.ft.). The terms and conditions of such lease shall be as defined in Section 13 of the Rider.

        Curtis, I would appreciate your written response as soon as possible, however your lease allows up to sixty (60) days from the date above for you to exercise this option.

        If you should have any further questions please feel free to contact me.

Sincerely,

BRAMALEA CALIFORNIA, INC.

/s/ Patricia McMahill

Patricia L. McMahill
Asset Manager

PM/tr

Amendment to Lease
(Alliance Bank)

        This Amendment is executed effective October 27, 1988 and made with respect to the Standard Form Office Lease, dated as of July 20, 1984 ("Lease"), by and between Bramalea Limited, an Ontario, Canada corporation, as "Landlord", and Alliance Bank, as "Tenant."

        FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is acknowledged, Landlord and Tenant hereby amend and modify the Lease as follows:

1.
The number of "unassigned" Parking Spaces allocated to Tenant pursuant to Paragraph 3 of Rider No. 1 to the Lease (the "Rider") is reduced to twenty-seven (27).

2.
Tenant hereby waives its option under Paragraph 13 of the Rider to lease that portion of the "Additional Space" known as Suite 105.

        Except as expressly provided herein, all of the terms and conditions of the Lease shall continue in full force and effect.

"LANDLORD"
Bramalea Limited, an Ontario, Canada corporation
By:	/s/ [ILLEGIBLE]
	Its:	Authorized Signing Officer
"TENANT"
Alliance Bank
By:	/s/ CURTIS S. REIS
	Its:	President
By:

Its:

THIRD AMENDMENT TO LEASE

        THIS THIRD AMENDMENT (this "Amendment"), dated December 14, 1992 for reference purposes only, is made by and between BRAMALEA LIMITED, an Ontario, Canada corporation, Steven R. Layton, Receiver ("Landlord"), and ALLIANCE BANK ("Tenant").

RECITALS

        A.    Landlord and Tenant previously executed that certain Standard Form Office Lease dated July 20, 1984, covering premises known as Suite 110, 100 Corporate Pointe, Culver City, California; and subsequently executed a "First Amendment to Lease" dated November 1, 1985, and "Amendment to Lease" dated October 27, 1988 (the Standard Form Office Lease, as amended by the "First Amendment to Lease" and "Amendment to Lease" to be collectively referred to as "Lease").

        B.    Effective August 1, 1987, to July 31, 1992, the Lease required that the monthly installment of Annual Basic Rent was to be increased by Two Thousand One Hundred Seventy-Three and 06/100 Dollars ($2,173.06) (the "First CPI Adjustment"); however, such increase was deferred, and neither billed by Landlord nor paid by Tenant. The total amount deferred, with interest thereon accrued to September 30, 1992 at the legal rate of ten percent (10%) per annum, is One Hundred Seventy-Two Thousand five Hundred Ten and 66/100 Dollars ($172,510.66), which the parties affirm is presently due and owing.

        C.    Effective August 1, 1992, the Lease required that the monthly installment of Annual Basic Rent (as adjusted for increase in the CPI) be increased to Thirty-Two Thousand Eight Hundred Four and 61/100 Dollars ($32,804.61) (the "Second CPI Adjustment"). Pursuant to the Lease, the Annual Basic Rent is scheduled for further increase on August 1, 1997 (the "Third CPI Adjustment"), as set forth in Rider No. 1 to the Lease.

        D.    Tenant represents that Tenant is currently operating under a Memorandum of Understanding from the FDIC (the "Memorandum").

        E.    Pursuant to the Memorandum and in an effort to avoid paying the increased rent pursuant to the scheduled CPI Adjustments, Tenant has requested the following amendment to the Lease.

        F.    Landlord has agreed to accommodate Tenant in so amending the Lease, subject to and on the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1.    AMENDMENT CONTROLLING

        1.1  This Third Amendment is hereby made part of the Lease and in each instance in which the provisions, or any part thereof, of this Third Amendment shall contradict or be inconsistent with the provisions, or any part thereof, of the Lease, or any other Exhibits thereto, as constituted without this Third Amendment, the provisions of this Third Amendment shall prevail and govern and the contradicted or inconsistent terms of the Lease shall be deemed amended accordingly. All capitalized terms used herein shall have the meaning ascribed to such terms in the Lease, unless otherwise indicated.

2.    PAYMENT OF RENT

        2.1  On the "Closing Date" (as hereinafter defined), Tenant shall pay to Landlord One Million Five Hundred Seventy Thousand Four Hundred Thirty-Three and 00/100 Dollars ($1,570,433.00) in immediately available funds (the "Lump Sum Payment"). Notwithstanding the foregoing, any monthly

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installments of Annual Basic Rent received by Landlord for the period of August 1, 1992, to the Closing Date shall not constitute payment of Annual Basic Rent, but in lieu thereof shall be deemed prepayment of the Lump Sum Payment, and the amount of the payment due upon the Closing Date shall be reduced accordingly. The Closing Date shall be the date that each of the following conditions have been met:

    (a)
    Tenant has received a nondisturbance agreement in form and substance reasonably satisfactory to Tenant from each person or entity claiming a lien and security interest in the Lease or the real property subject to the Lease ("Property");

    (b)
    Tenant has received the Memorandum duly executed by Landlord as provided in Paragraph 7 of this Third Amendment; and

    (c)
    A title company selected by Tenant causes to be issued to Tenant, at Tenant's expense, a policy of title insurance in the amount of the Lump Sum Payment, insuring Tenant of the recordation of the Memorandum and that title to the Property is vested in Landlord, subject to no claims, liens or encumbrances which could result in priority over the Lease, as amended by this Third Amendment, except for those trust deed holders which have executed and delivered to Tenant a nondisturbance agreement as provided in subparagraph (a), above.

        2.2  The Lump Sum Payment shall be first applied to fully satisfy Tenant's obligation to pay the First CPI Adjustment (with accrued interest thereon) in the total amount of One Hundred Seventy-Two Thousand Five Hundred Ten and 66/100 Dollars ($172,510.66).

        2.3  The balance of the Lump Sum Payment, in the amount of One Million Three Hundred Ninety-Seven Thousand Nine Hundred Twenty-Two and 34/100 Dollars ($1,397,922.34) shall be applied to fully satisfy, without discount or interest, Tenant's obligation to pay monthly installments of Annual Basic Rent as follows:

    (a)
    For the months of August, 1992, through January, 1996, forty-two (42) monthly installments of Thirty-Two Thousand Eight Hundred Four and 61/100 Dollars ($32,804.61), for a total of One Million Three Hundred Seventy-Seven Thousand Seven Hundred Ninety-Three and 62/100 Dollars ($1,377,793.62); and

    (c)
    A portion of the installment of Annual Basic Rent for the month of February, 1996, in the amount of Twenty Thousand One Hundred Twenty-Eight and 72/100 Dollars ($20,128.72).

        2.4  Notwithstanding anything to the contrary contained in the Lease, Landlord hereby excuses Tenant from the payment of the balance of the installment of Annual Basic Rent for the month of February, 1996, in the amount of Twelve Thousand Six Hundred Seventy-Five and 89/100 Dollars ($12,675.89) and, for the months of March, 1996, through January, 2000, further excuses Tenant from the payment of the entire amount of the monthly installments of Annual Basic Rent and any adjustments to Annual Basic Rent pursuant to the Second CPI Adjustment and Third CPI Adjustment; however Tenant shall continue to be obligated to pay, and shall pay as set forth in the Lease, all additional rent and all other charges to be paid by Tenant under Paragraph 6 of the Lease (including, without limitation, payments for property taxes, operating costs, insurance, parking and repairs).

        2.5  If, under any federal or state law or regulation, because Tenant is declared insolvent or placed in receivership, or for any other reason, all or any portion of this Third Amendment is declared invalid or illegal and Tenant or any third party makes claim upon all or any portion of the Lump Sum Payment, then this entire Third Amendment shall fail; however, Landlord shall nevertheless retain a security interest in the Lump Sum Payment to secure any and all rents which are due or may become

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due in accordance with the Lease in the absence of this Third Amendment, Landlord to apply the Lump Sum Payment to such amounts as they are due or become due.

        2.6  Nothing in the Lease shall be deemed to limit the right of Tenant to set off against rents or other payments due Landlord all amounts owing as a result of any default or rejection of the Lease by Landlord or any trustee in connection with any bankruptcy proceeding of Landlord.

3.    RIGHTS UPON EXERCISE OF EMINENT DOMAIN

        3.1  Notwithstanding anything to the contrary contained in the Lease, if, prior to January 31, 2000, all or a portion of the Premises are taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain (or sold in lieu of such taking), then Tenant shall have the right to bring a separate action or make a claim against the condemning authority, only, in any proceeding in which Landlord is a party for the diminished value of the leasehold estate from the date of taking or sale to January 31, 2000.

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4. RIGHTS UPON DAMAGE OR DESTRUCTION

        4.1  Notwithstanding the provisions of Paragraph 23(a), Tenant shall not have the right to so terminate the Lease unless the damage, destruction, repair, reconstruction and restoration contemplated under Paragraph 23 materially adversely affects Tenant's access to or use of the Premises for a period longer than the ninety (90) day period set forth in Paragraph 23(a). If either Landlord or Tenant terminates the Lease prior to January 31, 2000, under the provisions of Paragraph 23 (as amended herein), then Landlord shall pay to Tenant an amount equal to the present value as of the date of termination until January 31, 2000. The discount rate for determining the present value shall be the then current discount rate for the Federal Reserve Bank, plus one percent (1%).

        4.2  Notwithstanding anything to the contrary contained in Paragraph 23(c) of the Lease, in the event of repair, reconstruction and restoration by Landlord prior to January 31, 2000, Landlord shall, in lieu of abatement of rent, pay to Tenant a proportionate amount of the monthly installments of Fair Market Rent (as defined below) for the Premises, based upon the degree to which Tenant's use of the Premises is impaired during the period of such repair, reconstruction and restoration.

        4.3  The Fair Market Rent shall, for purposes of this Lease, mean the Annual Basic Rent (including any mid-term increases or indexing [but, less any conditionally excused or free rent]) that Landlord has accepted in current transactions from new, non-expansion, non-renewal and non-equity tenants (not affiliated with Landlord) of comparable credit-worthiness, for a comparable amount of space improved to a comparable extent, for a comparable use for a comparable term ("Comparable Transactions") in the Building. If there are not a reasonably sufficient number of Comparable Transactions in the Building to reasonably determine Fair Market Rent, then such determination shall be made further considering what comparable landlords of comparable buildings (which shall each be of comparable size, class and age, and with comparable vacancy) in the immediate vicinity have accepted in Comparable Transactions. Although determination of Fair Market Rent shall be limited to the above definition, in comparison of Comparable Transactions appropriate consideration shall be given to any differences in the method of measuring the area of the premises, the ratio of rentable to usable square area, whether rent is based upon usable or rentable area, and the type of escalation clause (e.g., whether increases in additional rent are determined on a net or gross basis and, if gross, whether such increases are determined according to a dollar amount expense stop or a base year [and, if so, which period of time constitutes the base year])."

5. ASSIGNMENT AND SUBLETTING

        5.1  Notwithstanding anything to the contrary in Paragraph 26 of the Lease:

  (a)
  Tenant shall be entitled to retain any and all profits received prior to January 31, 2000, from the subleasing of the Premises or the assignment of this Lease; and

  (b)
  With respect to any sublease or assignment proposed to commence prior to January 31, 2000, Landlord shall not have the right to exercise Landlord's right to terminate this Lease and recapture all or any portion of the Premises, as otherwise set forth in Paragraph 26(c) and the unnumbered paragraph following Paragraph 26(c).

6. SUBORDINATION AND NON-DISTURBANCE

        6.1  Paragraph 27 of the Lease is hereby amended as follows:

  (a)
  On the fifth line following the word "building" the following is added: ", provided that Tenant receives nondisturbance agreements reasonably satisfactory to Tenant," and such language is hereby deleted from the eighth line of said Paragraph 27; and

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  (b)
  The next to the last sentence of Paragraph 27 is amended by adding the following at the end thereof: ", provided Tenant at all times receives non-disturbance agreements reasonably satisfactory to Tenant from the party requesting subordination of the Lease."

7. RECORDING.

        7.1  Notwithstanding anything to the contrary contained in Paragraph 45 of the Lease, Landlord and Tenant shall execute a memorandum of this Lease, as amended by this Third Amendment, which Memorandum shall be in recordable form, and delivered to Tenant on or before the Closing Date for recording in the Official Records of Los Angeles County, California.

8. PARKING

        8.1  Notwithstanding anything to the contrary contained in this Lease, Landlord shall have the right to reconfigure and redesign the parking lot; provided, however, that if the reconfiguration or redesign will result in the relocation Tenant's short-term parking, then such relocation shall require Tenant's consent, which shall not be unreasonably withheld or delayed.

9. EXTENSION OF TERM

        9.1  Paragraph 4 of Rider No. 1 is hereby deleted.

        9.2  The Term of this Lease is hereby extended for a term of five (5) years to terminate January 31, 2005, upon the existing terms and conditions (as amended in this Third Amendment), except that, effective February 1, 2000:

  (a)
  If the Fair Market Rent (as defined in Paragraph 4.3, above) for the Premises is greater than the sum of Two Hundred Forty-Four Thousand Three Hundred Ninety-Eight and 00/100 Dollars ($244,398.00), and any annual additional rent then payable pursuant to Paragraph 6 of the Lease (the "Effective Rent"), then the Annual Basic Rent during the extended term shall be the Fair Market Rent.

  (b)
  If the Effective Rent is greater than the Fair Market Rent, then the Annual Basic Rent during the extended term shall be Two Hundred Forty-Four Thousand Three Hundred Ninety-Eight and 00/100 Dollars ($244,398.00).

  (c)
  If the Annual Basic Rent is determined, pursuant to subparagraph (a), above, to be the Fair Market Rent, then, effective February 1, 2000, Landlord's Contribution to Operating Expenses shall be the actual Operating Expenses for the period of February 1, 2000 to January 31, 2001.

  (d)
  If the Annual Basic Rent is determined, pursuant to subparagraph (b), above to be Two Hundred Forty-Four Thousand Three Hundred Ninety-Eight and 00/100 Dollars ($244,398.00), then Landlord's Contribution to Operating Expenses shall remain as set forth in the Lease.

10. MONUMENT

        10.1 Tenant acknowledges that, pursuant to the Corporate Pointe Master Sign Program, as approved by the City of Culver City, Landlord is required to remove the existing double-sided "monument" sign located on Slauson Avenue, and relocate and replace it with a new sign. Tenant shall retain top-line billing on any such new sign, and Landlord shall remove any Building landscaping which may obstruct the view of the sign by approaching motorists.

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11. NOTICE AND OPPORTUNITY TO CURE

        11.1 Landlord shall not be entitled to terminate the Lease or Tenant's right to possession on account of any curable default by Tenant unless Landlord shall have given Tenant the notice and opportunity to cure provided in Paragraph 25 of the Lease.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS THIRD AMENDMENT ON THE DATES INDICATED.

ALLIANCE BANK

Date:	12-15-92	By:	/s/ CURTIS S. REIS
		Name:	Curtis S. Reis
		Title:	Chairman & President
Date:	12/15/92	By:	/s/ ANDREW D. REID
		Name:	Andrew D. Reid
		Title:	Senior Vice President

BRAMALEA LIMITED,
STEVEN R. LAYTON, RECEIVER

Date:

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[MANI BROTHERS LOGO]

April 27, 2000

Andrew Reid
Alliance Bank
100 Corporate Pointe, Suite 110
Culver City, CA 90230

Re:    Lease Amendment—100 Corporate Pointe, Suite 110

Dear Andy,

        Enclosed please find an original, fully executed lease amendment for suite 110 at 100 Corporate Pointe. If you have any questions, please feel free to contact me directly.

Sincerely,

/s/ Javier Hidalgo

Javier Hidalgo

MANI BROTHERS REAL ESTATE INVESTMENT
660 S. Figueroa St., Suite 700, Los Angeles, CA 90017 · Phone: (213) 430-0500 · Fax: (213) 430-0501 · E-Mail: mail@manibrothers.com

THE FOURTH AMENDMENT TO LEASE

        THIS FOURTH AMENDMENT OF LEASE (this "FOURTH AMENDMENT") is dated as of February 1, 2000, between MANI BROTHERS 100 CORPORATE POINTE LLC, a California limited liability company ("Landlord") and ALLIANCE BANK, a                                        , ("Tenant") who agree as follows:

        1.    RECITALS.    This Fourth Amendment is made with reference to the following facts and objectives:

          1.1  Bramalea Limited, an Ontario, Canada corporation, as the predecessor-in-interest to Landlord, and Tenant entered into a Lease dated July 20, 1984 (the "Original Lease"). A Rider no. 1 (the "Rider") was attached to the Original Lease, which Rider amended certain provisions of the Original Lease. The Rider and the Original Lease are together referred to herein as the ("Original Lease"). The Original Lease was amended by that certain First Amendment dated November 1, 1985 (the "First Amendment"); and that certain Amendment dated October 27, 1988 (the "Second Amendment"); and that certain Third Amendment dated December 14, 1992 (the "Third Amendment"). The Original Lease and the First Amendment, Second Amendment, and Third Amendment are all in reference to those certain premises known as Suite 110 (the "Original Premises") located at 100 Corporate Pointe, Culver City, California (the "Building"). The Original Lease and the First Amendment, Second Amendment, Third Amendment, and this Fourth Amendment are hereinafter referred to, together as (the "Lease").

          1.2  The Landlord and Tenant desire to extend the term of the Lease for an additional period of five (5) years, expand the premises to include Suite 119 consisting of approximately 1,096 rentable square feet ("Suite 119") and to amend the Lease in several additional respects as more fully set forth below.

          1.3  Any terms not otherwise defined in this Fourth Amendment shall have the meaning set forth in the Lease. If there shall be a conflict between the terms of this Fourth Amendment and the terms of the Lease, the terms of this Fourth Amendment shall control.

        2.    EFFECTIVE DATE OF FOURTH AMENDMENT.    This Fourth Amendment shall take effect on execution of this Fourth Amendment.

        3.    BASIC LEASE PROVISIONS:    Paragraph 1, "Terms and Definitions" of the Lease are hereby replaced in its entirety by the following:

(a)	Landlord:	Mani Brothers 100 Corporate Pointe, LLC, a California limited liability company.
(b)	Landlord's Address:	660 South Figueroa Street, Suite 700, Los Angeles, CA 90017
(c)	Tenant:	Alliance Bank, a .
(d)	Building Address:	100 Corporate Pointe, Culver City, CA 90230
(e)	Suite Number:	Suite 110
(f)	Floor(s) upon which the Premises are located:	First
(g)	Premises:	Suite 110, consisting of approximately 11,638 rentable square feet and Suite 119, consisting of approximately 1,096 rentable square feet (collectively the "Premises").

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(h)	Site:	The parcel or parcels of real property defined in Section 2(a) of the Lease.
(i)	Approximate Rentable Square Feet within the Premises:	12,734
(j)	Term:	Twenty-Five (25) Years
(k)	Building Standard Work:	Intentionally Deleted
(l)	Building Non-Standard Work:	Intentionally Deleted
(m)	Leasehold Improvements:	Landlord shall complete Leasehold Improvements for Suite 119 only, as set forth in Exhibit B—Tenant Work Letter attached to this Fourth Amendment.
(n)	Estimated Commencement Date:	Intentionally Deleted
(o)	Commencement Date:	February 1, 1985
(i) Landlord shall deliver possession of Suite 119 upon completion of the Leasehold Improvements, as set forth in Exhibit B attached to this Fourth Amendment.
	Termination Date:	January 31, 2010 for the Premises
(p)	Annual Basic Rent:	$267,414.00, subject to annual increases and rental abatement as set forth in Sections 5, 6 and 7 of this Fourth Amendment.
(q)	Landlord's Contribution to Operating Expenses:

From the Effective Date of this Fourth Amendment until January 31, 2005, Landlord's Contribution to Operating Expenses shall be $5.57 per year per rentable square foot of the Premises. Commencing on February 1, 2005 until the Termination Date, Landlord's Contribution to Operating Expenses shall be the actual Operating Expenses for the calendar year 2005.
(r)	Tenant's Percentage of Total Rentable Area:	11.6%
(s)	Security Deposit:	$0.00
(t)	Permitted Use:	Operation of a Commercial Bank and/or for general office purposes and purposes incident thereto.

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(u)	Amount Required for Liability Insurance:	$2,000,000
(v)	Brokers:	N/A
(w)	Construction Area:	Intentionally Deleted
(x)	Number of Parking Spaces and Monthly Parking Rental:

Forty-Two (42) parking spaces of which up to eight (8) shall be used as reserved for Tenant's employees and ten (10) shall be reserved for Tenant's customers as further set forth in Section 10 of this Fourth Amendment.

        4.    TERM.    Article 3 of the Lease and Paragraph 1, 4 and 13 of the Rider as amended are hereby deleted and replaced in its entirety to read in full as follows:

          (a)  The term of this Lease (the "Term") shall be deemed to have commenced on the Commencement Date of February 1, 1985, and shall terminate on January 31, 2010 (the "Termination Date"), unless terminated sooner as may be provided elsewhere herein, or unless extended pursuant to the terms of this Fourth Amendment.

          (b)    Option to Renew.    Tenant shall have the right, to be exercised as hereinafter provided, to extend the Term of this Lease for two (2) separate renewal periods (each such period being herein called a "Renewal Period") of five (5) years each upon the following terms and conditions:

              (i)  There has been no occurrence of any one or more events set forth in Article 25 of the Lease;

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            (ii)  Annual Basic Rent for the Premises shall be one hundred percent (100%) of the highest Annual Basic Rental rate which Tenant was paying during the last year of the Term or Renewal Period of this Lease increased by the CPI Increase outlined in Section 6 of this Fourth Amendment;

            (iii)  Tenant may from time to time elect to exercise any one or more options provided in this Fourth Amendment by giving notice of such election to Landlord at any time during the Term on or before the date which is no earlier than twelve (12) months before the beginning of the Renewal Period for which the term is to be renewed by the exercise of such option and no later than 6 months prior to the beginning of said Renewal Period; and

            (iv)  If Tenant elects to exercise any one or more of said options to renew, the Term shall be automatically extended for the Renewal Period covered by the option or options so exercised without execution of an extension or renewal lease. The Term of any Renewal Period shall be on the same terms and conditions as are in effect under this Lease immediately preceding the commencement of such Renewal Period, except that the Annual Basic Rent for each year of each Renewal Period shall be determined as provided in subparagraph (ii) below.

          (c)    Tenant Right of First Offer.    The term "Available Space" shall mean any space on the first (1st) or Second (2nd) floors of the Building which is not leased by Tenant and which Landlord intends to market to third parties. If at any time during the Term any Available Space becomes available, Landlord shall give Tenant notice specifying (i) the space becoming available to Tenant for leasing; (ii) the projected date of availability of the Available Space; (iii) the Annual Basic Rent for the Available Space; and (iv) such other matters as Landlord may deem appropriate for such notice ("Available Space Notice"). Within five (5) business days after Tenant's receipt of any Available Space Notice from Landlord, Tenant shall have the First Election Right to expand the Premises to include the Available Space referred to in the Available Space Notice. "First Election Right" shall mean Tenant's single, nonrecurring right, exercised by written notice to Landlord ("Tenant's Acceptance Notice"), setting forth Tenant's intention to lease the Available Space as of the date of termination of Landlord's lease with the then existing tenant of such Available Space as of the date of termination of Landlord's lease with the then existing tenant of such Available Space. However, such First Election Right shall not be valid if, as of the date of the Available Space Notice, Tenant is then in default under any term, covenant or condition of this Lease, or has been in default more than three (3) times under any term, covenant or condition of this Lease. Tenant's failure to exercise its First Election Right within such five (5) day period shall be deemed an irrevocable waiver of Tenant's First Election Right as to the particular transaction and Landlord may thereafter lease the Available Space covered by such right to any other party upon such terms as the Landlord may determine, but the right shall continue to apply to all other Available Space on the first and second floors of the Building that becomes "available" from time to time during the term of this Lease. Upon Tenant's acceptance of any Available Space, the parties hereto shall execute and deliver an amendment to this Lease incorporating such available space into the Lease. Such space shall be deemed to be included in the Premises and shall be subject to all of the terms and conditions of this Lease, except that the Annual Basic Rent shall be increased to reflect the amount set forth in the Landlord's Available Space Notice. Space shall be "available" when the lease of such space has terminated and the prior tenant of such space has vacated and surrendered possession of the space to Landlord. Tenant shall be prohibited from exercising its First Election Right with respect to less than all of the Available Space then becoming available.

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        5.    ANNUAL BASIC RENT: Paragraph 2 of the Rider as amended is hereby deleted and the first sentence of Article 5(a) is hereby amended to read in full as follows:

        "Commencing on February 1, 2000, Tenant shall pay to Landlord the Annual Basic Rent of $244,398.00. At such time as Landlord delivers Suite 119, the Annual Basic Rent shall increase by $23,016.00. The Annual Basic Rent shall be paid in twelve (12) equal monthly installments, in advance, on the first day of each and every calendar month during the Term and Extension Term and is subject to the rental concession set forth in Section 7 and the annual adjustments set forth in Section 6 of this Fourth Amendment."

        6.    CONSUMER PRICE INDEX ADJUSTMENT: Article 5(b) and Paragraph 1 of the Rider as amended are hereby deleted and a new Section 5(b) is added to the Lease to read in full as follows:

          "(b) Tenant hereby agrees that on February 1, 2001 and on February 1st of each year during the Term thereafter (the "Adjustment Date"), the Annual Basic Rent shall be increased by one hundred percent (100%) of the percentage increase (the "CPI Increase"), if any, shown by the "Consumer Price Index for all Urban Consumers Los Angeles—Anaheim—Riverside Metropolitan Statistical District All Items Index (1982 - 84 = 100), (the "Index") published by the U.S. Department of Labor, Bureau of Labor Statistics for the month which immediately precedes the Adjustment Date as compared with the Index January 2000, it being understood and agreed that in any event the CPI Increase shall not be less than 2% nor more than 6% per annum for the period February 1, 2001 through January 31, 2005 and shall not be less than 2.5% nor more than 6% per annum for the period February 1, 2005 through the Termination Date.

          The amount of the CPI Increase shall be calculated by Landlord after the U.S. Department of Labor publishes the statistics upon which the amount of the increase is to be based. Upon its calculation thereof, Landlord shall give written notice of the amount of the increase multiplied by the number of installments of rent due hereunder since the Adjustment Date and written evidence of the index as well as the method of calculating the adjustment to Annual Basic Rent and Tenant shall pay such amount together with the Annual Basic Rent next becoming due hereunder at such increased rate, which increased rate shall thereupon constitute Annual Basic Rent hereunder. The failure of Landlord to make the calculations required hereunder promptly shall not be deemed waiver of Landlord's right to adjust the rental due hereunder, nor shall it affect the obligations of Tenant to pay such increased Annual Basic Rent. If the Bureau of Labor Statistics ceases to use the 1984 average of 100 as the basis of calculation for the Index or if a substantial change is made in the items or number of items contained in the Index, then the Index shall be adjusted to that figure that would have been arrived at, had the change in the manner of computing a similar price index been in effect at the date of this Lease. If, at the time required for the determination of the amount of any increase in rent payable under this Lease, the Index is no longer published or issued, a reliable governmental or other non-partisan publication evaluating the information therefore used in determining the Index shall be used.

        7.    RENT CONCESSION: A new Section 5(d) is hereby added to the Lease to read in full as follows:

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          "(d) Landlord agrees that the Annual Basic Rent due and payable for the month of March 2000 in the amount of $20,366.50 shall be abated, the Annual Basic Rent due and payable for the month of April 2000 in the amount of $20,366.50 shall be abated and the Annual Basic Rent due and payable for the month of May 2000 shall be reduced by $12,764.90 as an inducement for Tenant's execution of this Fourth Amendment."

        8.    RENTAL ADJUSTMENT:    Article 6 of the Lease as amended is hereby amended to acknowledged that from the Effective Date of this Fourth Amendment until January 31, 2005, Landlord's Contribution to the Operating Expense is $5.57 per year per rentable square foot of the Premises. Effective February 1, 2005, Landlord's Contribution to the Operating Expenses shall be the actual Operating Expenses for the calendar year 2005 per rentable square foot of the Premises.

        9.    SECURITY DEPOSIT:    Article 7 of the Lease and Paragraph 10 of the Rider are hereby amended to acknowledge that Landlord does not hold a Security Deposit.

        10.    PARKING:    Paragraph 3 of the Rider as amended is hereby deleted and replaced in its entirety to read as follows:

          "(a) Tenant shall be entitled to rent forty-two (42) parking spaces with eight (8) of such spaces to be reserved for Tenant's employees ("Employee Spaces"), and ten (10) of such spaces to be reserved for Tenant's customers ("Customer Spaces") and the balance of such spaces to remain unreserved ("Unreserved Spaces"). For purposes of this paragraph, Employee Spaces, Customer Spaces and Unreserved Spaces are together referred to as the "Parking Spaces". Attached to this Fourth Amendment as Exhibit "A-1" is a layout of the Landlord's parking facility (the "Parking Diagram"), designating the location of the Employee Spaces and the Customer Spaces. Landlord hereby reserves the right to change the location of the Employee Spaces and the Customer Spaces upon fifteen (15) days prior written notice to Tenant only if required by any governmental authority having jurisdiction over the Premises.

          (b)  The Employee Spaces and the Unreserved Spaces for employees shall be subject to the "Building Prevailing Parking Rates" less $15.00 per month per space. There shall be no charge for the Customer Spaces, except as set forth in subparagraph (f) below. The Building's Prevailing Parking Rates" shall mean the parking fees imposed by Landlord for other tenant's at the Building, but no higher than the highest parking charges imposed at other Corporate Pointe office buildings. Tenant shall pay all taxes imposed, if any, by any governmental authority in connection with the renting of the Parking Spaces or the use of the parking facility by Tenant.

          (c)  In addition to Tenant's right to rent the Parking Spaces, customers and invitees of Tenant shall be allowed access to the other non-reserved visitor parking areas in the Building's parking facility, subject to payment of those fees charged by Landlord to the customers and invitees of other tenants in the Building.

          (d)  The use of the Parking Spaces shall be subject to the rules and regulations adopted by Landlord from time to time for the use of such facilities. The Parking Spaces shall be used only for parking by vehicles no larger than normally sized passenger automobiles or pick-up trucks. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. Landlord shall have the right, without notice, in addition to other rights and remedies that it may have, to remove or tow away any vehicle parked in restricted areas and charge the cost thereof to Tenant, which cost shall be immediately payable on demand by Landlord.

          (e)  Tenant shall have the right to erect "Reserved" signs in front of each of the Employee Spaces and each of the Customer Spaces. Landlord and Tenant shall work together to monitor the

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  use of the Employee Spaces and the Customer Spaces and to remove and tow away vehicles parked without entitlement in such spaces.

          (f)    Landlord shall provide Tenant with a validation stamp for validating the use of Customer Spaces, which are located within the gated portion of the parking area. The three (3) Customer Spaces identified on the Parking Diagram as lying outside of the gated parking area shall not require validation. Landlord shall monitor the timed use of the validation system to confirm that Tenant validates no more than seven (7) Customer Spaces at the same time. Tenant shall be obligated to pay Landlord for any parking charges incurred for validated Customer Spaces that exceed seven (7) at the same time on any given day (the "Excess Customer Parking Charges"). The Excess Customer Parking Charges, if any, shall be billed to Tenant monthly, as additional rent, at the then current parking rates charged by Landlord at the Building.

        11.    NOTICES.    Article 9 of the Lease is hereby amended to acknowledge that as of the Effective Date of this Fourth Amendment, any Notices to Landlord must be sent, transmitted or delivered, as the case may be, to the following address:

    Mani Brothers
    660 South Figueroa Street, Suite 700
    Los Angeles, CA 90017
    Attention: Joseph Mani

        9.    BROKERS:    Article 10 of the Lease and Paragraph 12 of the Rider are hereby deleted and each party warrants to the other party that no broker, agent, finder, person or entity, were instrumental in negotiating or consummating this Fourth Amendment, or might be entitled to a commission or compensation in connection with the execution of this Fourth Amendment. Each party shall indemnify and hold harmless from any claim, damages, costs or expenses, including attorney's fees and costs, resulting from any claim that may be asserted against the other party by any broker, agent, finder, person or entity which is not disclosed by such party to the other in writing prior to entering into this Fourth Amendment, or who claims a right to compensation through such party.

        10.    LEASEHOLD IMPROVEMENTS:    The Work Letter Agreement, appearing as Exhibit C of the Lease, and Paragraph 5 of the Rider are hereby deleted and replaced in its entirety by Exhibit B—Tenant Work Letter attached to this Fourth Amendment.

        11.    CONFIDENTIALITY:    Tenant agrees to keep the terms of the Lease and this Fourth Amendment confidential and shall not disclose same to any other person not a party hereto without the prior written consent of Landlord; however, Tenant may disclose the terms hereof to Tenant's accountant's, attorneys, managing employees, and others in privity with Tenant to the extent reasonably necessary for Tenant's business purposes. Tenant agrees that a breach of this Article will cause irreparable injury to Landlord and Landlord shall be entitled, together with all other remedies in law or equity available to Landlord, to injunctive relief to restrain such breach.

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        Except as hereinabove modified, the Lease shall remain in the full force and effect.

Mani Brothers 100 Corporate Pointe, LLC a California limited liability company		Alliance Bank a

BY:	/s/ [ILLEGIBLE]	BY:	/s/ Curtis S. Reis

ITS:	Manager	ITS:	Chairman & President

		BY:	/s/ [ILLEGIBLE]

		ITS:	Executive Vice President

8

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  Exhibit 10.7
TABLE OF CONTENTS
FIRST AMENDMENT TO LEASE
Amendment to Lease (Alliance Bank)
THIRD AMENDMENT TO LEASE
RECITALS
IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS THIRD AMENDMENT ON THE DATES INDICATED.
ALLIANCE BANK
BRAMALEA LIMITED, STEVEN R. LAYTON, RECEIVER
THE FOURTH AMENDMENT TO LEASE